Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-284568 on Form S-3 and Registration Statement Nos. 033-60163, 033-72524, 333-112253, 333-125903, 333-166907, 333-204142, 333-224751, 333-256016, and 333-285693 on Form S-8 of Coeur Mining Inc. of our reports dated March 19, 2026, relating to the financial statements of New Gold Inc. and the effectiveness of New Gold Inc.’s internal control over financial reporting.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
May 5, 2026